EXHIBIT 99.1

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Commentary for the Week Ended February 13, 2009

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
2/13/2009

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.93%	-0.37%	-1.28%
Class B Units	0.92%	-0.41%	-1.38%

S&P 500 Total Return Index**	-4.73%	0.33%	-8.13%
Lehman Long Government Index**	0.45%	-0.03%	-8.53%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Fixed Income
●	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o
The portfolio registered solid gains in the fixed income markets this past week.  A strong uptrend in the U.S. Treasury markets, which moved alongside positions, was a major contributor to performance.  The main driver in the markets was the anticipation of the passing of President Obama’s stimulus package early in the week.  Assuming that any bailout plan passed by Congress would require large sums of capital, investors bid up the U.S. debt markets.

o
Also adding gains this past week were long positions in the short-term fixed income markets.  A lack of details regarding the U.S. Treasury’s plan to buy toxic assets from ailing financial institutions drove up demand, and subsequently prices, in the short-term debt markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Equity Indices
●	Grant Park’s positions in the equity indices markets are predominantly short.
o
The uncertainty surrounding the Treasury’s bailout plan was also felt in the equity indices markets last week.  Doubting investors fled the equity markets driving prices lower alongside positions.  Short positions in the U.S. equity markets were among the best performers for the portfolio.

o
Overseas, declines in the German Dax Index also added to profits.  Declines in the stock prices of a number of Germany’s large firms due to poor earnings reports helped push the Dax lower alongside positions.

Agriculturals/Softs
●	Grant Park’s positions in the grains, livestock and softs markets are mixed.
o
Although profitable in the sector, Grant Park endured minor setbacks in a number of agricultural markets.  Long positions in the soybean meal markets registered losses as bearish weather forecasts in Argentina drove prices lower.

o
Short lean hogs positions also offset profits as better than expected export data drove prices higher.  Also adding to the uptrend was increased buying by large commodity funds attempting to cover short positions.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.